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                                                               EXHIBIT 10.15(a)



                        [SYCAMORE ASSOCIATES LETTERHEAD]


March 9, 2000


Mr. Leslie Robins
Advanced Optics Electronics Inc.
8301 Washington N.E., Suite 5
Albuquerque, New Mexico 87113

RE: Lease Agreement dated December 22, 1998 with JMP Company Inc., for lease of Suite 5, 8301 Washington N.E., Albuquerque, New Mexico.

Dear Leslie

This is our notification to renew the Lease Agreement to a period of twenty months by extending the expiration date to February 28, 2002. All of the conditions of the Lease Agreement will remain the same except the lease price. Beginning on June 1, 2000 the sum of $1,475.00 shall be due and payable, constituting the February 1, 2002 lease payment. Thereafter, beginning on July 1, 2000 and continuing on the first day of each succeeding month through January 1, 2002, monthly lease payments of $1,475.00 shall be due and payable.

Lessor and Lessee herein agree, that the $300.00 damage deposit held by Lessor shall be carried over to this lease extension.

This letter represents an integral part of the above said lease and the extension being offered requires your signature. in the block below.

Sincerely,

/S/ MICHAEL D. LEACH

Michael D. Leach

ACCEPTED: JMP Company Inc., a New Mexico corporation-Lessor

          By  /S/ JOEL A. BACA
            ---------------------
              Joel A. Baca, Treasurer

          Advanced Optics Electronics Inc., a New Mexico corporation-Lessee

          By /S/ LESLIE S. ROBINS
            ---------------------
            Leslie S. Robins, Executive Vice President